UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)
August 8, 2011 (August 8, 2011)

THE SHAW GROUP INC.
(Exact name of registrant as specified in its charter)

Louisiana	1-12227	72-1106167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4171 Essen Lane, Baton Rouge, Louisiana  70809
(Address of principal executive offices and zip code)

(225) 932-2500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

_________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On August 8, 2011, The Shaw Group Inc. (the “Company”) announced via press release that the Company received an arbitration award of approximately $32.5 million for a dispute relating to a contract previously executed by its Power segment for the engineering, procurement and construction of a 600-megawatt steam turbine electrical generation plant in the U.S.  The Company will recognize an immaterial gain in its earnings for the fourth quarter of fiscal year 2011 and expects to collect cash in the amount of the award.

The arbitration settles force majeure, schedule-related liquidated damages and other claims.  Final acceptance performance testing for closing out the contract still must be completed.  The receipts result from the return of liquidated damages previously collected or withheld by the customer, payment for force majeure costs and other damages and increased costs, as well as the return of a letter of credit drawn by the customer.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits. The following exhibit is filed as an Exhibit to this Current Report on Form 8-K.

	99.1	Press Release Dated August 8, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SHAW GROUP INC.
(Registrant)

Date: August 8, 2011	By:	/s/ John Donofrio
John Donofrio, Executive Vice
President, General Counsel and
Corporate Secretary

THE SHAW GROUP INC.

EXHIBIT INDEX

Form 8-K
August 8, 2011

Exhibit Number	Description	Page No.

99.1	Press Release dated August 8, 2011